EXHIBIT 10.10

                              CONSULTING AGREEMENT

     AGREEMENT made May 31, 2002 (the "Agreement"), by and between eContent Inc., a Delaware corporation with its principal place of business at 2455 East Sunrise Blvd. #703, Ft. Lauderdale, Fl 33401 ("Client") and John P. Serubo, an individual with an address at 1270 Camellia Circle, Weston, FL 33326 ("Consultant"). (The Client and the Consultant are referred to individually in this Agreement as a "Party" and collectively as the "Parties.)

                                   BACKGROUND

     1. Client is a vertically integrated e-commerce marketing company and in the conduct of such business desires to have marketing and business advisory services performed for Client by Consultant.

     2. Consultant agrees to perform these services for Client under the terms and conditions set forth in this Agreement.

     In consideration of the mutual promises set forth below, and intending to be legally bound, the Client and Consultant agree as follows:



     1. NATURE OF WORK. Consultant will perform consulting and advisory services (the "Services") for the Client regarding the marketing of Client's vertically integrated e-commerce services. As a part of Consultant's services, Consultant shall review, revise and update the Client's current marketing and sales plan and assist Client in the implementation of such plan. In performance of his duties under this Agreement, Consultant will report to Client's Board of Directors as reasonably requested by the Board.

     2. TIME DEVOTED TO WORK. In the performance of his obligations under this Agreement, the services and the hours Consultant is to work on any given day will be entirely with Consultant's control and Client will rely upon Consultant to devote such time in providing the Services as is reasonably necessary to fulfill the spirit and purpose of this Agreement.

     3. COMPENSATION. As compensation for the Services, Client will grant Consultant 1,100,000 shares of Client's common stock ("Common Stock"). Client will file a registration statement on Form S-8 (the "Registration Statement") on or before June 5, 2002 registering the Common Stock under the Securities Act of 1933, as amended. Client will issue the Common Stock to Consultant immediately upon effectiveness of the Registration Statement. The Parties acknowledge and agree that the Consultant is considered as having earned all the Common Stock upon its issuance to Consultant.

     4. TERM. The term of this Agreement will begin upon the full execution of this Agreement by both Parties (the "Effective Date") and will continue for twelve (12) months from the


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Effective Date (the "Term"). Client may terminate this Agreement for any reason, or for no reason, on five (5) days written notice to Consultant. Consultant may not terminate this Agreement except for reasonable cause upon five days' written notice to Client, specifying the cause of the termination. If either Client or Consultant terminate this Agreement under this Section 4, Consultant will not be required to return any of the Common Stock earned under Section 3, above, to Client. However, in case of termination, Client and Consultant will continue to be bound by the non-competition and confidentiality provisions of Section 6.2 for the entire Term, or as provided in Section 6.2, whichever is longer.

     5. STATUS OF CONSULTANT. Under this Agreement, Consultant is an independent contractor and Consultant will not be considered an employee of Client for any purpose.

     6.1 INDEMNIFICATION. Each Party shall indemnify and hold the other Party and such Party's officers, directors, employees, agents, consultants and professionals employed by such Party (collectively, "Affiliates") harmless from and against any and all liabilities, damages, expenses, investigative costs, other costs and losses (including attorneys' fees and court costs) incurred by such Party and/or such Party's Affiliates arising out of or in connection with allegations, claims, counterclaims, demands, charges, or violations of any state or federal statutes, regulations or common law, negligence or breach of contract, whether in a civil, criminal, administrative, or other proceeding, arbitration, mediation, investigation or otherwise, attributable in whole or, to the extent responsible, in part, to any breach of this Agreement or the actions, past, present or future, of such Party.

     6.2 NON-COMPETITION AND CONFIDENTIALITY. Consultant agrees not to be employed by or have any interest (except as a shareholder of a public corporation) in any entity which competes with Client, for the Term. Each of the Client and the Consultant agree that if, in the course of Consultant's providing services under this Agreement, either Client or Consultant discloses any proprietary information regarding or belonging to such Party (the "Disclosing Party") to the other Party, the Party receiving the proprietary information (the "Receiving Party") agrees to keep such proprietary information confidential and agrees further not to use or disclose the Disclosing Party's proprietary information to any person for a period of five (5) years from the end of the Term, except: (a) with the written permission of the Disclosing Party; (b) under subpoena or other legal process, or (c) if the proprietary information is publicly disclosed by a person not a party to this Agreement or otherwise becomes part of the public domain. If the Receiving Party is subpoenaed regarding proprietary information of the Disclosing Party, the subpoenaed Receiving Party will immediately inform the Disclosing Party in writing so as to enable the Disclosing Party to obtain a protective order for the proprietary information. The Parties each acknowledge that the other Party's proprietary information is a valuable asset of the Disclosing Party and that public disclosure of such proprietary information would cause the Disclosing Party irreparable harm; which may have no adequate remedy at law. Therefore, the Parties agree that the Disclosing Party may bring an action for an injunction or other equitable relief to prevent disclosure of proprietary information by the Receiving Party, in addition to any remedy available to the Disclosing Party in an action at law. The Parties agree and acknowledge that the term "proprietary information" will be given the broadest possible interpretation allowable in order to protect the rights of each Party to its proprietary information.

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     6.3 WAIVER.  No term or provision of this  Agreement  will be deemed waived and no breach excused, unless such a waiver or consent is in writing and signed by a duly authorized representative of the Party claimed to have waived or consented. Any consent by a Party to, or waiver of, a breach by the other Party, whether expressed or implied, shall not constitute consent to, waiver of or excuse for any different or subsequent breach.

     6.4 ASSIGNMENT. This Agreement is binding upon and inures to the benefit of the Parties and may not be assigned or delegated, by operation of law or otherwise, by either Party without the prior written consent of the other Party. This Section 6.4 does not preclude the merger, consolidation or sale of substantially all of the assets of Client with or to another corporation, nor require the prior consent of Consultant to such a transaction, nor shall it preclude the assignment of Consultant's rights to receive any compensation under this Agreement. No persons other than the Parties will have any rights or be entitled to any benefit whatsoever under any term or condition of this Agreement.

     6.5 INSOLVENCY. Each Party shall notify the other Party immediately if it or he becomes insolvent, becomes the subject of a petition in bankruptcy court, makes an assignment for benefit of creditors or generally takes any action or is subject to any proceeding involving the insolvency of such Party.

     6.6 NOTICES. Any Party will send any notices or communications under this Agreement by United States first class, prepaid mail return receipt requested, by courier requiring a signed receipt of delivery, hand delivered or telecopied to the Parties' respective addresses as follows:

If to Client:                                        If to Consultant:

         eContent Inc.                               John P. Serubo
         Mr. William Campbell                        1270 Camellia Circle
         Acting Chief Financial Officer              Weston, FL 33326
         2455 East Sunrise Blvd. #703
         Ft. Lauderdale, Fl 33401

     Either  Party may change its or his  address by giving the other Party five
(5) days prior notice in writing of the new address.

     6.7 MODIFICATION AND HEADINGS. Any modification or amendment to this Agreement must be in writing, signed by duly authorized representatives of each Party. Titles or headings of paragraphs are for convenience only and have no legal significance.

     6.8 SEVERABILITY. The invalidity of any provision of this Agreement will not affect the validity of any other provision. If any one or more of the provisions contained in this Agreement is held to be excessively broad as to time, duration, geographical scope, activity or subject, such provision will be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law.

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     6.9 GOVERNING  LAW. The validity of this  Agreement,  its terms and all the duties, obligations, and rights contained in this Agreement, will be governed by and interpreted in accordance with the laws and decisions of the State of Florida.

     6.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior written agreements, negotiations, representation and proposals, written or oral, relating to such subject matter.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year written above.


         ECONTENT INC.

         By:      /s/ CORNELIA ELDRIDGE
                  ---------------------------
                  Cornelia Eldridge, President

         CONSULTANT

                  /s/ JOHN P. SERUBO
                  ---------------------------
                  John P. Serubo